UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
October 14, 2015

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-3016	WISCONSIN PUBLIC SERVICE CORPORATION	39-0715160
(A Wisconsin Corporation)
700 North Adams Street
P.O. Box 19001
Green Bay, WI 54307-9001
(800) 450-7260

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On October 14, 2015, Wisconsin Public Service Corporation (“WPSC”) instructed U.S. Bank National Association, the trustee (“Trustee”) under its First Mortgage and Deed of Trust, as amended and supplemented (“Mortgage Indenture”), to redeem all of the remaining $100,000 aggregate principal amount of First Mortgage Bonds, 7-1/8% Series due July 1, 2023 (“Mortgage Bonds”) that were issued under the Mortgage Indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption. The redemption date will be November 13, 2015 (“Redemption Date”).

WPSC also has senior debt securities outstanding (“Senior Notes”) that are secured by first mortgage bonds issued under the Mortgage Indenture (“Collateral Bonds”). Pursuant to the terms of the Indenture for Senior Debt Securities, dated as of December 1, 1998, between WPSC and the Trustee, as amended and supplemented (“Senior Notes Indenture”), under which the Senior Notes were issued, the Collateral Bonds will “fall away” and cease to secure the Senior Notes on the date that all of the first mortgage bonds issued under the Mortgage Indenture (other than the Collateral Bonds) have been retired. The Mortgage Bonds are the last series of bonds (other than the Collateral Bonds) issued under the Mortgage Indenture. Therefore, on the Redemption Date, the Collateral Bonds will no longer secure the Senior Notes and the Senior Notes will become unsecured general obligations of WPSC.

In addition, on October 14, 2015, WPSC issued notices of redemption for all 511,882 outstanding shares of its five series of preferred stock: (i) 131,916 shares of 5% Series; (ii) 29,983 shares of 5.04% Series; (iii) 49,983 shares of 5.08% Series; (iv) 150,000 shares of 6.76% Series; and (v) 150,000 shares of 6.88% Series. The date of redemption is November 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN PUBLIC SERVICE CORPORATION
(Registrant)

/s/ SCOTT J. LAUBER
Date: October 14, 2015	Scott J. Lauber – Vice President and Treasurer

3